Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER AND ANNUAL 2013
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 10, 2014 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2013.

Financial Results for the Three Months and Year ended December 31, 2013

Comstock reported a loss from continuing operations of $36.6 million or 79¢ per share for the three months ended December 31, 2013 as compared to a loss from continuing operations of $77.0 million or $1.66 per share for the three months ended December 31, 2012.  The fourth quarter of 2013 results included certain unusual items, including a loss on early retirement of debt of $17.9 million ($11.6 million after tax or 25¢ per share), impairment of unevaluated leases of $18.1 million ($11.8 million after tax or 26¢ per share) and an unrealized gain from derivative financial instruments of $1.3 million ($0.8 million after tax or 2¢ per share).  Results for the three months ended December 31, 2012 included impairments of unevaluated leases and oil and gas properties of  $78.6 million ($51.1 million after tax or $1.10 per share) and an unrealized loss from derivative financial instruments of $2.0 million ($1.3 million after tax or 3¢ per share).

Comstock's production in the fourth quarter of 2013 was 699,000 barrels of oil and 12.2 billion cubic feet of natural gas or 16.4 billion cubic feet of natural gas equivalent ("Bcfe").  Oil production in the fourth quarter averaged 7,598 barrels of oil per day, which represented an increase of 11% from the 6,870 barrels per day produced in the third quarter of 2013, and a 69% increase in oil production from continuing operations in the fourth quarter of 2012 of 4,489 barrels per day.  Gas production in the fourth quarter declined 31% from the same period in 2012 due to the lack of natural gas focused drilling activity.

Comstock's average realized price for natural gas improved by 12% to $3.36 per Mcf for the fourth quarter of 2013 as compared to $3.00 per Mcf realized in the fourth quarter of 2012.  The Company's average realized price for oil, after hedging gains, decreased by 15% to $93.58 per barrel for the fourth quarter of 2013 as compared to $110.42 per barrel for the fourth quarter of 2012.  Oil and gas sales (including realized gains from hedging) of $106.5 million for the fourth quarter increased by 8% as compared to 2012's fourth quarter sales from continuing operations of $98.7 million.  Operating cash flow (before changes in working capital accounts) was $64.1 million in the fourth quarter of 2013, which represented a 9% increase as compared to operating cash flow from continuing operations of $58.9 million in the fourth quarter of 2012.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $78.9 million in the fourth quarter of 2013, increased 6% over EBITDAX from continuing operations of $74.1 million in the fourth quarter of 2012.

Comstock reported net income of $41.0 million, or 85¢ per share, for the year ended December 31, 2013 as compared to a net loss of $100.1 million or $2.16 per share for the year ended December 31, 2012.  Of the 2013 net income, $147.8 million, or $3.07 per share, is attributable to the sale of the Company's West Texas operations in May 2013, which resulted in a gain of $230.0 million ($148.6 million after tax). The loss from continuing operations for 2013 was $106.7 million, or $2.22 per share, as compared to a loss from continuing operations of $103.1 million or $2.22 per share in 2012.

In addition to the sale of the West Texas operations as noted above, the 2013 operating results also include a loss on early retirement of debt of $17.9 million ($11.6 million after tax or 25¢ per share), impairments of oil and gas properties and unevaluated leases of $33.6 million ($21.9 million after tax, or 47¢ per share), a gain of $7.9 million ($5.1 million or 11¢ per share) on the sale of marketable securities, an unrealized loss from derivative financial instruments of $10.7 million ($6.9 million after tax or 15¢ per share), and a loss of $2.0 million ($1.3 million after tax or 3¢ per share) from oil and gas property sales and settlements.  Results for the year ended December 31, 2012 included a gain on sale of marketable securities of $26.6 million ($17.3 million after tax or 37¢ per share), a gain of $24.3 million ($15.8 million after tax or 34¢ per share) from the sale of oil and gas properties, impairments of oil and gas properties and unevaluated leases of $86.7 million ($56.3 million or $1.21 per share), and an unrealized gain on derivatives of $11.5 million ($7.5 million after tax or 16¢ per share).

Oil production related to Comstock's continuing operations for the year ended December 31, 2013 increased 29% to 2.3 million barrels, as compared to 1.8 million barrels produced in 2012.  Gas production decreased 32% to 55.7 Bcf in 2013 as compared to 81.8 Bcf produced in 2012.  Comstock's average realized price for natural gas increased 36% to $3.38 per Mcf in 2013 as compared to $2.49 per Mcf for 2012.  The Company's average realized price for oil in 2013 including hedging gains of $101.19 per barrel, was 5% below the average realized price of $106.53 per barrel in 2012.  Oil and gas sales from continuing operations (including realized gains from hedging) increased by 7% to $422.6 million in 2013 as compared to $394.6 million of sales in 2012.  Operating cash flow related to continuing operations (before changes in working capital accounts) of $249.3 million in 2013 increased 7% from operating cash flow of $233.6 million in 2012.  EBITDAX related to continuing operations increased 11% to $317.0 million in 2013 from $286.2 million in 2012.

2013 Drilling Results

Comstock reported on the results of its 2013 drilling program related to its continuing operations, which was primarily focused on developing its Eagle Ford oil shale properties in South Texas.  During 2013, Comstock spent $343.6 million on its continuing development and exploration activities and $137.0 million on acreage acquisition costs.  Comstock drilled 75 horizontal oil wells (51.6 net) and two horizontal natural gas wells (2.0 net) and had eight oil wells (6.6 net) in various stages of drilling at December 31, 2013.

During 2013 the Company completed 63 of its Eagle Ford shale wells (42.0 net) including six wells (3.8 net) drilled in 2012.  The 63 Eagle Ford shale wells that were completed had an average per well initial production rate of 780 barrels of oil equivalent ("BOE") per day.  Comstock has completed an additional 21 Eagle Ford shale wells since its last operational update.  Most of these wells were put on production late in December 2013 or early in January 2014.  The six wells with the highest initial production rates are the Gloria Wheeler C #3H, the Gloria Wheeler C #1H, the Gloria Wheeler D #4H, the Gloria Wheeler A #4H, the Gloria Wheeler D #3H, and the Gloria Wheeler C #2H, all of which are located in McMullen County, Texas.  These wells had initial production rates of 1,340, 1,219, 1,113, 1,066, 1,054 and 1,025 BOE per day, respectively.

Comstock has planned a conference call for 10 a.m. Central Time on February 11, 2014, to discuss the operational and financial results for the fourth quarter of 2013.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-866-271-5140 (international dial-in use 617-213-8893) and provide access code 42466055 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. Central Time February 11, 2014 and will continue until 11:59 p.m. February 18, 2014.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 36171330.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenues:
Oil and gas sales	$105,860	$93,572	$420,290	$384,814
Gain on sale of oil and gas properties	51	—	—	24,271
Total revenues	105,911	93,572	420,290	409,085

Operating expenses:
Production taxes	4,352	2,521	14,524	11,727
Gathering and transportation	4,211	5,411	17,245	26,265
Lease operating	13,721	12,635	52,844	51,248
Exploration(1)	18,081	58,652	33,423	61,449
Depreciation, depletion and amortization	81,161	89,336	337,134	343,858
General and administrative	8,771	7,825	34,767	33,798
Loss on sale of oil and gas properties	—	—	2,033	—
Impairment of oil and gas properties	—	20,018	652	25,368
Total operating expenses	130,297	196,398	492,622	553,713

Operating loss	(24,386)	(102,826)	(72,332)	(144,628)

Other income (expenses):
Gain on sale of marketable securities	—	—	7,877	26,621
Gains (losses) from derivative financial instruments	1,933	3,100	(8,388)	21,256
Loss on early extinguishment of debt	(17,854)	—	(17,854)	—
Interest and other income	195	269	1,059	944
Interest expense(2)	(15,894)	(16,725)	(73,242)	(57,906)
Total other income (expenses)	(31,620)	(13,356)	(90,548)	(9,085)

Loss before income taxes	(56,006)	(116,182)	(162,880)	(153,713)
Benefit from income taxes	19,365	39,188	56,157	50,634
Loss from continuing operations	(36,641)	(76,994)	(106,723)	(103,079)
Income (loss) from discontinued operations, net of income taxes	(857)	(1,157)	147,752	3,019
Net income (loss)	$(37,498)	$(78,151)	$41,029	$(100,060)

Net income (loss) per share:
Basic — loss from continuing operations	$(0.79)	$(1.66)	$(2.22)	$(2.22)
— income (loss) from discontinued operations	(0.02)	(0.02)	3.07	0.06
— net income (loss)	$(0.81)	$(1.68)	$0.85	$(2.16)

Diluted— loss from continuing operations	$(0.79)	$(1.66)	$(2.22)	$(2.22)
— income (loss) from discontinued operations	(0.02)	(0.02)	3.07	0.06
— net income (loss)	$(0.81)	$(1.68)	$0.85	$(2.16)

Dividends per common share	$0.125	$—	$0.375	$—

Weighted average shares outstanding:
Basic	46,165	46,446	46,553	46,422
Diluted	46,165	46,446	46,553	46,422

(1)  Includes impairments of unevaluated leases of $18.1 million, $33.0 million, $58.6 million and $61.3 million for the three months and years ended December 31, 2013 and 2012, respectively.
(2)  $0.3 million, $1.9 million, $2.7 million and $11.4 million of interest expense was capitalized for the three months and years ended December 31, 2013 and 2012, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

OPERATING CASH FLOW:

Net income (loss)	$(37,498)	$(78,151)	$41,029	$(100,060)
Reconciling items:
(Income) loss from discontinued operations	857	1,157	(147,752)	(3,019)
Deferred income taxes	(19,499)	(39,237)	(56,291)	(50,472)
Depreciation, depletion and amortization	81,161	89,336	337,134	343,858
Impairment of oil and gas properties	—	20,018	652	25,368
Dry hole costs and lease impairments	18,081	58,615	32,984	61,300
Gains on sales of assets	(51)	—	(5,844)	(50,892)
(Gains) losses on derivative financial instruments	(1,933)	(3,100)	8,388	(21,256)
Cash settlements of derivative financial instruments	652	5,108	2,293	9,766
Loss on early retirement of debt	17,854	—	17,854	—
Debt issuance cost and discount amortization	1,272	1,588	6,074	5,277
Stock-based compensation	3,224	3,539	12,785	13,728
Operating cash flow from continuing operations	64,120	58,873	249,306	233,598
Excess income taxes from stock-based compensation	—	20	2,016	1,701
Decrease (increase) in accounts receivable	39,819	5,433	(8,366)	17,859
Decrease (increase) in other current assets	(231)	(952)	1,905	(2,665)
Increase (decrease) in accounts payable and accrued expenses	(7,878)	(37,850)	64,261	(30,772)
Net cash provided by continuing operations	95,830	25,524	309,122	219,721
Net cash provided by (used for) discontinued operations(1)	15	11,007	(7,715)	42,508
Net cash provided by operating activities	$95,845	$36,531	$301,407	$262,229

(1) $5.8 million, $5.1 million and $27.7 million for the three months ended December 31, 2012 and years ended December 31, 2013 and 2012, respectively, excluding working capital changes.

EBITDAX:

Net loss from continuing operations	$(36,641)	$(76,994)	$(106,723)	$(103,079)
Interest expense	15,894	16,725	73,242	57,906
Benefit from income taxes	(19,365)	(39,188)	(56,157)	(50,634)
Depreciation, depletion and amortization	81,161	89,336	337,134	343,858
Exploration	18,081	58,652	33,423	61,449
Impairments of oil and gas properties	—	20,018	652	25,368
Gains on sales of assets	(51)	—	(5,844)	(50,892)
(Gains) losses on derivative financial instruments	(1,933)	(3,100)	8,388	(21,256)
Cash settlements of derivative financial instruments	652	5,108	2,293	9,766
Loss on early retirement of debt	17,854	—	17,854	—
Stock-based compensation	3,224	3,539	12,785	13,728
EBITDAX from continuing operations	78,876	74,096	317,047	286,214
EBITDAX from discontinued operations	—	8,330	13,651	34,396
Total EBITDAX	$78,876	$82,426	$330,698	$320,610

	As of
	December 31,
	2013	2012

BALANCE SHEET DATA:

Cash and cash equivalents	$2,967	$4,471
Marketable securities	—	12,312
Other current assets	53,197	46,652
Derivative financial instruments	970	11,651
Assets of discontinued operations	—	518,934
Property and equipment, net	2,066,735	1,958,687
Other	15,529	19,944
Total assets	$2,139,398	$2,572,651

Current liabilities	$194,995	$112,893
Liabilities of discontinued operations	—	33,280
Long-term debt	798,700	1,324,383
Deferred income taxes	177,026	149,901
Other non-current liabilities	16,672	18,660
Stockholders' equity	952,005	933,534
Total liabilities and stockholders' equity	$2,139,398	$2,572,651

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2013
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	15	679		5	699	—	699
Gas production (MMcf)	10,081	1,785		382	12,248	—	12,248
Total production (MMcfe)	10,173	5,857		413	16,443	—	16,443

Oil sales	$1,474	$62,810		$480	$64,764	$—	$64,764
Oil hedging gains(1)	—	—		—	652	—	652
Total oil sales including hedging	1,474	62,810		480	65,416	—	65,416
Natural gas sales	31,984	7,530		1,582	41,096	—	41,096
Total oil and gas sales and realized losses from derivatives	$33,458	$70,340		$2,062	$106,512	$—	$106,512

Average oil price (per barrel)	$96.32	$92.55		$93.60	$92.64	$—	$92.64
Average oil price including hedging (per barrel)	$96.32	$92.55		$93.60	$93.58	$—	$93.58
Average gas price (per Mcf)	$3.17	$4.22		$4.14	$3.36	$—	$3.36
Average price (per Mcfe)	$3.29	$12.01		$4.99	$6.44	$—	$6.44
Average price including hedging (per Mcfe)	$3.29	$12.01		$4.99	$6.48	$—	$6.48

Production taxes	$1,009	$3,208		$135	$4,352	$—	$4,352
Gathering and transportation	$3,185	$926		$100	$4,211	$—	$4,211
Lease operating	$7,268	$5,876		$577	$13,721	$—	$13,721

Production taxes (per Mcfe)	$0.10	$0.55		$0.33	$0.26	$—	$0.26
Gathering and transportation (per Mcfe)	$0.31	$0.16		$0.24	$0.26	$—	$0.26
Lease operating (per Mcfe)	$0.72	$1.00		$1.40	$0.84	$—	$0.84

Oil and Gas Capital Expenditures:
Acquisitions	$338	$6,112		$—	$6,450	$—	$6,450
Exploratory leasehold	—	62,657		53,342	115,999		115,999
Development leasehold	21	74		—	95	—	95
Development drilling	196	108,140		—	108,336	—	108,336
Other development	204	928		4	1,136	—	1,136
Total	$759	$177,911	(2)	$53,346	$232,016	$—	$232,016

(1)  Realized gains from hedging activities are included in gains (losses) from derivative financial instruments in operating results.
(2)  Net of acreage and facility reimbursements received of $16.6 million from Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2012
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	12	394		7	413	148	561
Gas production (MMcf)	15,340	1,833		496	17,669	254	17,923
Total production (MMcfe)	15,412	4,198		536	20,146	1,144	21,290

Oil sales	$1,042	$38,870		$582	$40,494	$11,390	$51,884
Oil hedging gains(1)	—	—		—	5,108	—	5,108
Total oil sales including hedging	1,042	38,870		582	45,602	11,390	56,992
Natural gas sales	44,816	6,451		1,811	53,078	1,641	54,719
Total oil and gas sales and realized gains from derivatives	$45,858	$45,321		$2,393	$98,680	$13,031	$111,711

Average oil price (per barrel)	$86.72	$98.61		$85.94	$98.06	$76.87	$92.46
Average oil price including hedging (per barrel)	$86.72	$98.61		$85.94	$110.42	$76.87	$101.56
Average gas price (per Mcf)	$2.92	$3.52		$3.65	$3.00	$6.46	$3.05
Average price (per Mcfe)	$2.98	$10.80		$4.47	$4.64	$11.39	$5.01
Average price including hedging (per Mcfe)	$2.98	$10.80		$4.47	$4.90	$11.39	$5.25

Production taxes	$407	$1,992		$122	$2,521	$627	$3,148
Gathering and transportation	$4,692	$473		$246	$5,411	$289	$5,700
Lease operating	$6,130	$5,618		$887	$12,635	$3,785	$16,420

Production taxes (per Mcfe)	$0.03	$0.47		$0.23	$0.13	$0.55	$0.15
Gathering and transportation (per Mcfe)	$0.30	$0.11		$0.46	$0.27	$0.25	$0.27
Lease operating (per Mcfe)	$0.40	$1.35		$1.65	$0.62	$3.31	$0.77

Oil and Gas Capital Expenditures:
Exploratory leasehold	$2,136	$1,456		$—	$3,592	$3,786	$7,378
Development leasehold	218	58		—	276	—	276
Exploratory drilling	217	1,299		—	1,516	—	1,516
Development drilling	(59)	39,949		—	39,890	45,091	84,981
Other development	488	792		21	1,301	—	1,301
Total	$3,000	$43,554	(2)	$21	$46,575	$48,877	$95,452

(1)  Realized gains from hedging activities are included in realized gains (losses) from derivative financial instruments in operating results.
(2)  Net of pre-formation cost reimbursements of $23.8 million from the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2013
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	64	2,230		20	2,314	270	2,584
Gas production (MMcf)	46,882	7,181		1,631	55,694	410	56,104
Total production (MMcfe)	47,267	20,560		1,750	69,577	2,031	71,608

Oil sales	$6,255	$223,499		$2,083	$231,837	$22,777	$254,614
Oil hedging gains(1)	—	—		—	2,293	—	2,293
Total oil sales including hedging	6,255	223,499		2,083	234,130	22,777	256,907
Natural gas sales	152,770	29,271		6,412	188,453	2,348	190,801
Total oil and gas sales and realized gains from derivatives	$159,025	$252,770		$8,495	$422,583	$25,125	$447,708

Average oil price (per barrel)	$97.57	$100.23		$105.10	$100.20	$84.30	$98.54
Average oil price including hedging (per barrel)	$97.57	$100.23		$105.10	$101.19	$84.30	$99.42
Average gas price (per Mcf)	$3.26	$4.08		$3.93	$3.38	$5.73	$3.40
Average price (per Mcfe)	$3.36	$12.29		$4.85	$6.04	$12.37	$6.22
Average price including hedging (per Mcfe)	$3.36	$12.29		$4.85	$6.07	$12.37	$6.25

Production taxes	$2,478	$11,507		$539	$14,524	$1,120	$15,644
Gathering and transportation	$13,729	$3,189		$327	$17,245	$501	$17,746
Lease operating	$28,199	$21,717		$2,928	$52,844	$9,853	$62,697

Production taxes (per Mcfe)	$0.05	$0.56		$0.31	$0.21	$0.55	$0.22
Gathering and transportation (per Mcfe)	$0.29	$0.16		$0.19	$0.25	$0.25	$0.25
Lease operating (per Mcfe)	$0.60	$1.05		$1.67	$0.76	$4.85	$0.87

Oil and Gas Capital Expenditures:
Acquisitions	$338	$6,112		$—	$6,450	$—	$6,450
Exploratory leasehold	—	76,771		53,342	130,113	8,856	138,969
Development leasehold	72	389		—	461	—	461
Development drilling	16,669	321,361		—	338,030	81,735	419,765
Other development	2,309	3,177		73	5,559	880	6,439
Total	$19,388	$407,810	(2)	$53,415	$480,613	$91,471	$572,084

(1)  Realized gains from hedging activities are included in gains (losses) from derivative financial instruments in operating results.
(2) Net of acreage and facility reimbursements received of $51.5 million from Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2012
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	81	1,679		32	1,792	517	2,309
Gas production (MMcf)	71,085	8,640		2,037	81,762	728	82,490
Total production (MMcfe)	71,574	18,712		2,229	92,515	3,830	96,345

Oil sales	$7,756	$170,243		$3,164	$181,163	$42,701	$223,864
Oil hedging gains(1)	—	—		—	9,766	—	9,766
Total oil sales including hedging	7,756	170,243		3,164	190,929	42,701	223,630
Natural gas sales	170,254	26,923		6,474	203,651	4,408	208,059
Total oil and gas sales and realized gains from derivatives	$178,010	$197,166		$9,638	$394,580	$47,109	$441,689

Average oil price (per barrel)	$95.27	$101.41		$98.66	$101.09	$82.60	$96.95
Average oil price including hedging (per barrel)	$95.27	$101.41		$98.66	$106.53	$82.60	$101.18
Average gas price (per Mcf)	$2.40	$3.12		$3.18	$2.49	$6.05	$2.52
Average price (per Mcfe)	$2.49	$10.54		$4.32	$4.16	$12.30	$4.48
Average price including hedging (per Mcfe)	$2.49	$10.54		$4.32	$4.27	$12.30	$4.58

Production taxes	$2,513	$8,518		$696	$11,727	$2,294	$14,021
Gathering and transportation	$23,272	$2,412		$581	$26,265	$1,047	$27,312
Lease operating	$31,109	$16,130		$4,009	$51,248	$9,372	$60,620

Production taxes (per Mcfe)	$0.04	$0.46		$0.31	$0.13	$0.60	$0.15
Gathering and transportation (per Mcfe)	$0.33	$0.13		$0.26	$0.28	$0.27	$0.28
Lease operating (per Mcfe)	$0.42	$0.86		$1.80	$0.55	$2.45	$0.63

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—		$—	$—	$3,235	$3,235
Exploratory leasehold	7,400	6,342		—	13,742	15,935	29,677
Development leasehold	767	1,390		—	2,157	—	2,157
Exploratory drilling	1,193	4,124		—	5,317	—	5,317
Development drilling	99,903	198,217		—	298,120	182,558	480,678
Other development	1,729	1,783		216	3,728	—	3,728
Total	$110,992	$211,856	(2)	$216	$323,064	$201,728	$524,792

(1)  Realized gains from hedging activities are included in gains (losses) from derivative financial instruments in operating results.
(2)  Net of pre-formation cost reimbursements of $23.8 million from the Company's Eagle Ford shale joint venture.